EXHIBIT 3(b)

AMENDED AND RESTATED
BY-LAWS
of
iCAD, INC.

Article I

Offices of the Corporation

1. Offices. The registered office of the Corporation in the State of Delaware shall be in such city and county in Delaware as shall be specified from time to time by the officers of the Corporation.

2. Additional Offices. The Corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time determine, or the business of the Corporation may require.

Article II

Stockholders

1. Annual Meeting. A meeting of the stockholders shall be held annually for the election of directors and the transaction of such other business as may properly be brought before the meeting on a date fixed by the Board of Directors.

2. Special Meetings. Special meetings of the stockholders may be called by the Board of Directors or the President or by the Secretary of the Corporation at the request in writing of the holders of record of a majority of the outstanding stock of the Corporation entitled to vote at a meeting. Any such request by stockholders shall comply with the provisions of Section 8 of this Article II.

Amended and Restated By-Laws March 12, 2008

3. Place of Meeting. A meeting of stockholders may be held at such place, within or without the State of Delaware, as may be fixed in the call for the meeting or, if not so fixed, at the principal office of the Corporation.

4. Organization of Meetings. Meetings of stockholders shall be presided over by the Chairperson of the Board of Directors, if any, or in his or her absence by the Vice Chairperson of the Board of Directors, if any, or in his or her absence, the President, or in his or her absence by a Chairperson designated by the Board of Directors, or in the absence of such designation by a Chairperson chosen at the meeting. The Secretary of the Corporation shall act as secretary of the meeting, but in his or her absence the Chairperson of the meeting may appoint any person to act as secretary of the meeting.

5. Notice of Meetings of Stockholders. Notice of each meeting of the stockholders shall be sent to each stockholder entitled to vote thereat not less than 10 nor more than 60 days before the date of the meeting. Such notice shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting and, in the case of a special meeting, the purposes for which the meeting is called.

When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place, if any, to which the meeting is adjourned, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, are announced by the person presiding at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. However, if the adjournment is for more than 30 days, or if after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record on the new record date entitled to vote at the meeting.

Amended and Restated By-Laws March 12, 2008

6. Waiver of Notice. The notice of meeting need not be given to any stockholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any stockholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him.

7. Quorum. Unless otherwise required by the Delaware General Corporation Law (“DGCL”), the holders of a majority of the shares of the Corporation entitled to vote thereat, present or represented by proxy, shall constitute a quorum at a meeting of stockholders for the transaction of any business, provided that when a specified item of business is required to be voted on by a class or series, voting as a class, the holders of a majority of the shares of such class or series, present or represented by proxy, shall constitute a quorum for the transaction of such specified item of business. If at any meeting of the stockholders the amount of stock represented shall not constitute a quorum or shall be less than the amount required by statute, these By-laws or the Corporation’s Certificate of Incorporation to take the action then contemplated, the stockholders present in person or by proxy and entitled to vote shall, by the vote of holders of stock representing a majority of the voting power of all shares present at the meeting, have the power to adjourn the meeting from time to time until the required amount of shares shall be represented at the meeting, when such action may be taken as was contemplated by the notice of the meeting.

Amended and Restated By-Laws March 12, 2008

When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any stockholders.

8. Business Conducted at Meetings. At any meeting of stockholders, only such business shall be conducted as shall have been brought before the meeting (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of the Board of Directors, or (iii) by any stockholder who complies with the procedures set forth in this Section 8.

The only business which shall be conducted at any meeting of the stockholders shall (i) have been specified in the written notice of the meeting (or any supplement thereto) given as provided in the preceding paragraph of this Section 8, (ii) be brought before the meeting at the direction of the Board of Directors or the Chairperson of the meeting or (iii) have specified in a written notice (a “Stockholder Meeting Notice”) given to the Corporation, in accordance with all of the following requirements, by or on behalf of any stockholder who shall have been a stockholder of record on the date the Stockholder Meeting Notice is given to the Corporation and on the record date for such meeting and who shall continue to be entitled to vote thereat. Each Stockholder Meeting Notice must be delivered personally to, or be mailed to and received by, the Secretary of the Corporation, at the principal executive offices of the Corporation, not less than 50 days nor more than 75 days prior to the meeting; provided, however, that in the event that less than 65 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the earlier of (i) the day on which such notice of the date of the meeting was mailed or (ii) such public disclosure was made. To be in proper form, each Stockholder Meeting Notice must set forth as to each matter the stockholder proposes to bring before the meeting: (i) a description of each item of business proposed to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) the name and record address of the stockholder proposing to bring such item of business before the meeting; (iii) the class or series and number of shares of stock of the Corporation which are held of record or owned beneficially and represented by proxy by such stockholder as of the record date for the meeting (if such date then shall have been made publicly available) and as of the date of such Stockholder Meeting Notice; (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business; (v) a representation that such stockholder intends to appear in person or by proxy at the meeting to bring such business before the meeting, and (vi) all other information which would be required to be included in a proxy statement filed with the Securities and Exchange Commission (the “Commission”) if, with respect to any such item of business, such stockholder were a participant in a solicitation subject to Section 14 of the Securities Exchange Act of 1934, as amended.

Amended and Restated By-Laws March 12, 2008

For purposes of this Section 8 of Article II of these By-laws, public disclosure shall be deemed to include a disclosure made in a press release reported by the Dow Jones News Services, Associated Press or a comparable national news service or in a document filed by the Corporation with the Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended.

Any proposal by stockholders which has not previously received the approval of the Board of Directors shall require for its adoption the affirmative vote of holders of more than fifty percent (50%) of the votes which all stockholders are entitled to cast thereon, in addition to any other approval which is required by law, the Certificate of Incorporation of the Corporation, these By-laws or otherwise.

Amended and Restated By-Laws March 12, 2008

Notwithstanding anything in these By-laws to the contrary, no business shall be conducted at any meeting of the stockholders except in accordance with the procedures set forth in these By-laws. The Chairperson of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the procedures prescribed by these By-laws, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

9. Fixed Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than 60 nor less than 10 days before the date of such meeting; and (2) in the case of any other action, shall not be more than 60 days prior to such other action. If no record date is fixed: (1)(a) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the date next preceding the day on which the meeting is held; and (1)(b) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating, thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Amended and Restated By-Laws March 12, 2008

10. Inspectors. The Board of Directors in advance of any stockholders’ meeting may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at the stockholders’ meeting may, and on the request of any stockholder entitled to vote thereat shall, appoint one or more inspectors. The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting or any stockholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated and of the vote as certified by them.

Article III

Board of Directors

1. Power of Board and Qualification of Directors. The business of the Corporation shall be managed by its Board of Directors, each of whom shall be at least eighteen years of age. Directors need not be stockholders.

Amended and Restated By-Laws March 12, 2008

2. Chairperson and Vice Chairperson of the Board. The directors may elect from among their members a Chairperson of the Board of Directors and may also elect if they deem advisable, a Vice Chairperson of the Board of Directors, each of whom shall serve until the next annual meeting of directors and until their respective successors have been duly elected and qualify. The Chairperson shall preside at the meetings of the Board of Directors and shall perform such other duties as from time may be assigned to him or her by the Board of Directors. In the absence of the Chairperson, the Vice Chairperson shall preside at the meetings of the Board of Directors and shall perform such other duties as from time may be assigned to him or her by the Board of Directors. In the absence of the Chairperson of the Board and the Vice Chairperson of the Board, the Board of Directors shall appoint another member of the Board of Directors to preside at the meetings of the Board of Directors.

3. Number. The number of directors constituting the entire Board shall be fixed by action of the Board of Directors.

Amended and Restated By-Laws March 12, 2008

4. Nomination of Directors by Stockholders. Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock of the Corporation as to dividends or upon liquidation, nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors or any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such stockholder’s intent to make such nomination or nominations has been delivered personally to, or been mailed to and received by the Secretary of the Corporation at, the principal executive offices of the Corporation, not less than 50 days nor more than 75 days prior to the meeting; provided, however, that, in the event that less than 65 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the earlier of (i) the day on which such notice of the date of the meeting was mailed or (ii) such public disclosure was made. To be in proper form, each such notice must set forth: (i) the name and record address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (ii) the class or series and number of shares of stock of the Corporation which are held of record, owned beneficially and represented by proxy by such stockholder as of the record date for the meeting (if such date shall then have been made publicly available) and of the date of such notice; (iii) a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iv) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder; (v) the name, age, business address and residence address of the nominee and such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Commission, had each nominee been nominated, or intended to be nominated by the Board of Directors; and (vi) the written consent of each nominee to serve as a director of the Corporation if so elected. For purposes of this Section 4 of Article III of these By-laws, public disclosure shall be deemed to include a disclosure made in a press release reported by the Dow Jones News Services, Associated Press or a comparable national news service or in a document filed by the Corporation with the Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended

Amended and Restated By-Laws March 12, 2008

No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 4. If the Chairperson of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairperson shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded

5. Term of Office. Each director shall hold office until the expiration of the term for which he is elected, and until his or her successor has been elected and qualified.

6. Resignations. A director of the Corporation may resign at any time by giving written notice to the Board of Directors or to the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, or if the time is not specified, upon receipt. The acceptance of such resignation shall not be necessary to make it effective unless otherwise specified therein.

7. Meetings of the Board and Committees. Meetings of the Board or any committee thereof, regular or special, may be held at such time and at such place as may be fixed by the Board of Directors or such committee. Any one or more members of the Board of Directors or a committee thereof may participate in a meeting of the Board or such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at such meeting.

8. Notice of Meetings of Directors. Regular meetings of the Board may be held without notice if the time and place of such meetings are fixed by the Board.

Special meetings of the Board may be held at any time upon the call of the Chairperson of the Board or the President or one-third of the directors then in office by oral or written notice, duly served on or sent to each director not less than twenty-four hours before such meeting.

Amended and Restated By-Laws March 12, 2008

Notice of a meeting need not be given to any director who submits a signed waiver of notice whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him. A notice, or waiver of notice, need not specify the purpose of any regular or special meeting of the Board.

A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. Notice of any adjournment of a meeting of the Board to another time or place shall be given to the directors who were not present at the time of the adjournment and, unless such time and place are announced at the meeting, to the other directors. For the purposes of this paragraph notice need not be given twenty-four hours prior to the meeting.

9. Quorum. A majority of the entire Board at a meeting duly assembled shall be necessary to constitute a quorum for the transaction of business.

10. Consent of Directors in Lieu of Meeting. Any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board or the committee consent in writing to the adoption of a resolution authorizing the action. Such resolution and consent shall be filed with the minutes of the proceedings of the Board or committee.

11. Vacancies and Newly Created Directorships. In case any vacancy shall occur on the Board of Directors because of death, resignation, retirement, disqualification, removal, an increase in the authorized number of directors or any other cause, the Board of directors shall have the authority to, at any meeting, by resolution adopted by the affirmative vote of a majority of the directors then in office, though less than a quorum, elect a director or directors to fill such vacancy or vacancies until the next election for which such director or directors shall have been chosen.

Amended and Restated By-Laws March 12, 2008

12. Committees of Directors. The Board of Directors may, by resolutions adopted by the Board of Directors, designate one or more committees, each such committee to consist of two or more directors of the Corporation. Each committee shall have shall have such powers and authority of the Board of Directors as may be provided from time to time in resolutions adopted by the Board of Directors except as otherwise expressly limited by the DGCL.

Article IV

Officers

1. Officers. The Board of Directors from time to time may elect or appoint a President, one or more Vice-Presidents, a Secretary and a Treasurer, and such other officers as it may determine.

2. Term of Office. The Board of Directors shall determine the term of office for each officer and the terms and conditions of his or her employment.

Each officer shall hold office for such term and until his successor has been elected or appointed and qualified.

Each officer shall serve at the pleasure of the Board of Directors.

Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors with or without cause.

3. Powers and Duties. Unless the Board of Directors otherwise prescribes, the President shall be the chief executive officer of the Corporation. The Secretary shall keep and record all notes and records of the Corporation and the minutes of all proceedings. He or she shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors. The officers, agents and employees of the Corporation shall each have powers and perform such duties in the management of the property and affairs of the Corporation, subject to the control of the Board of Directors, as generally pertain to their respective offices, as well as such additional powers and duties as from time to time may be prescribed by the Board of Directors.

Amended and Restated By-Laws March 12, 2008

4. Checks, Notes, etc. All checks and drafts on the Corporation’s bank accounts and all bills of exchange and promissory notes and all acceptances, obligations and other instruments for the payment of money shall be signed by such officer or officers or agent or agents as shall be thereunto authorized from time to time by the Board of Directors.

Article V

Shares

1. Form of Stock Certificates. The shares of the Corporation shall be represented by certificates or, if the Board of Directors determines, shall be uncertificated. Any such certificates shall be signed by the Chairperson or Vice-Chairperson of the Board of Directors or the President or a Vice-President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or its employee. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer at the date of issue.

Amended and Restated By-Laws March 12, 2008

2. Transfer of Stock. Shares of the stock of the Corporation shall be transferable on the books of the Corporation: (1) by the holder thereof in person or by his duly authorized attorney, upon the surrender to the Corporation of the certificate or certificates for such shares, duly endorsed for transfer or (2) in the case of uncertificated shares, upon receipt of proper transfer instructions from the registered owner of such uncertificated shares, or from a duly authorized attorney or from an individual presenting proper evidence of succession, assignment or authority to transfer the stock.

3. Lost, Stolen or Destroyed Stock Certificates. No certificate for shares of stock of the Corporation shall be issued in place of any certificate alleged to have been lost, stolen or destroyed, except upon production of such evidence of the loss, theft or destruction, and upon such indemnification of the Corporation and its agents to such extent and in such manner as the Board of Directors or an officer of the Corporation to whom the Board of Directors delegated authority may from time to time prescribe.

Article VI

Other Matters

1. Corporate Seal. The corporate seal shall be in such form as the Board of Directors may from time to time prescribe.

2. Fiscal Year. The fiscal year of the Corporation shall be such as may from time to time be fixed by the Board of Directors.

3. Securities of Other Corporations. The President or the Secretary shall have full power and authority on behalf of this Corporation to attend and to act and vote in person or by proxy at any meeting of the holders of securities of any corporation in which this Corporation may own or hold shares or other securities, and at such meetings shall possess and may exercise all the rights and powers incident to the ownership of such stocks or other securities which this Corporation, as the owner or holder thereof, might have possessed and exercised if present. The President or the Secretary may also execute and deliver on behalf of this Corporation powers of attorney, proxies, waivers of notice and other instruments relating to the shares or securities owned or held by this Corporation.

Amended and Restated By-Laws March 12, 2008

4. Notices. Whenever by statute, by the Certificate of Incorporation or by these By-laws it is provided that notice shall be given to any director or stockholder, such provision shall not be construed to require personal notice, but such notice may be given in writing, by mail, by depositing the same in the United States mail, postage prepaid, directed to such stockholder or director at his address as it appears on the records of the Corporation, and such notice shall be deemed to be given at the time when the same shall be thus deposited, or by electronic transmission (as defined in the DGCL), consented to by the stockholder to whom the notice is given. Notice given pursuant to this Article VI by electronic transmission shall be deemed given: (1) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (3) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (4) if by any other form of electronic transmission, when directed to the stockholder. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Whenever by statute, by the Certificate of Incorporation or by these By-laws a notice is required to be given, a written waiver thereof, signed by the person entitled to notice, or a waiver by electronic transmission by the person by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of any stockholder or director at any meeting thereof shall constitute a waiver of notice of such meeting by such stockholder or director, as the case may be, except as otherwise provided by statute.

Amended and Restated By-Laws March 12, 2008

5. Amendments. The By-laws of the Corporation may be amended, repealed or adopted by vote of the holders of the shares at the time entitled to vote in the election of directors. The By-laws may also be amended, repealed or adopted by the Board of Directors, but any by-law adopted by the Board of Directors may be amended or repealed by the stockholders entitled to vote thereon as herein provided.

Article VII

Indemnification

The Corporation will indemnify each officer and/or director of this Corporation to the full extent permitted by the Laws of the State of Delaware.

Amended and Restated By-Laws March 12, 2008